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                                   EXHIBIT 2.4

                        ASSIGNMENT OF LICENSE AGREEMENTS

          THIS ASSIGNMENT is made as of the 21st day of May, 1996, by CSX REALTY DEVELOPMENT CORPORATION, a Georgia corporation, THE THREE RIVERS RAILWAY COMPANY, a Pennsylvania corporation, THE ATLANTIC LAND AND IMPROVEMENT COMPANY, a Virginia corporation, WINSTON-SALEM SOUTHBOUND RAILWAY COMPANY, a North Carolina corporation, GAINESVILLE MIDLAND RAILROAD COMPANY, a Georgia corporation, and RICHMOND, FREDERICKSBURG AND POTOMAC RAILWAY COMPANY, a Virginia and Delaware corporation (collectively, "CSX"), to RAILCOM, LTD., a Georgia corporation ("RailCom").

                                   BACKGROUND

          A. Pursuant to a Purchase and Sale Agreement dated January 23, 1996, as amended, between the parties hereto (the "Purchase and Sale Agreement"), CSX has conveyed to RailCom an easement over various interests in real property underlying certain support structures for certain outdoor advertising facilities.

          B. In connection with the transfer of the easement, CSX wishes to assign to RailCom all right, title and interest in various license agreements between CSX and third parties, all of which are listed on Exhibit A attached hereto (the "Licenses").

          C. All capitalized terms used herein shall have the meaning ascribed to them in the Purchase and Sale Agreement.

                               TERMS OF ASSIGNMENT

          NOW THEREFORE, in consideration of the sum of Ten Dollars ($10) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, CSX and RailCom do hereby agree as follows:

          1. CSX hereby assigns to RailCom all of CSX's right, title and interest in the Licenses. Notwithstanding anything to the contrary set forth herein, CSX hereby retains its rights in the Licenses, including the right to all payments to CSX thereunder, through the effective date of this Agreement.

          2. CSX is entitled to all revenue generated by the Licenses through the date of this Agreement. If any such revenue is delivered to RailCom, RailCom shall immediately pay all such amounts to CSX. RailCom is entitled to all revenue from the Licenses accruing after the effective date hereof.

          3. CSX represents and warrants that it has made no prior assignment of the Licenses.

          4. As of the effective date of this Assignment, RailCom assumes all obligations of CSX under the Licenses (except for obligations or liabilities accrued prior to the effective date hereof). RailCom hereby indemnifies, defends and holds CSX harmless from all claims whatsoever arising out of the Licenses as of the effective date of this Assignment, including all costs and reasonable attorneys' fees. CSX hereby indemnifies, defends, and hold harmless RailCom from all claims whatsoever arising out of the Licenses before the effective date of this Assignment.

          5. This Assignment is subject to CSX's right to terminate the easement granted to RailCom to the extent provided in a separate Grant of Easement and Agreement between CSX and RailCom of even date herewith (the "Grant of Easement").

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          6. This Assignment and the conveyance described herein is subject to a vendor's lien to secure RailCom's repayment of a promissory note from RailCom to CSX Realty Development Corporation (as designee for CSX) of even date herewith in the principal amount of $18,480,655 (the "Note"). Such vendor's lien shall remain in full force and effect until the Note is paid in full.

          IN WITNESS WHEREOF, CSX and RailCom have executed this Assignment as of the day and year first written above.

                    CSX REALTY DEVELOPMENT CORPORATION, a Georgia corporation

                    By:                 /S/ Patricia J. Aftoora
                        --------------------------------------------------------
                              __________________________________, Vice President

                    THE THREE RIVERS RAILWAY COMPANY, a Pennsylvania corporation

                    By:                 /S/ Patricia J. Aftoora
                        --------------------------------------------------------
                              __________________________________, Vice President



                    THE ATLANTIC LAND AND IMPROVEMENT COMPANY, a Virginia corporation

                    By:                 /S/ Patricia J. Aftoora
                        --------------------------------------------------------
                              __________________________________, Vice President


                    WINSTON-SALEM SOUTHBOUND RAILWAY COMPANY, a North Carolina corporation

                    By:                 /S/ Patricia J. Aftoora
                        --------------------------------------------------------
                              __________________________________, Vice President



                    GAINESVILLE MIDLAND RAILROAD COMPANY, a Georgia corporation

                    By:                 /S/ Patricia J. Aftoora
                        --------------------------------------------------------
                              __________________________________, Vice President



                    RICHMOND, FREDERICKSBURG AND POTOMAC RAILWAY COMPANY, a Virginia and Delaware corporation

                    By:                 /S/ Patricia J. Aftoora
                        --------------------------------------------------------
                              __________________________________, Vice President

                              --------------------------------------------------


                    RAILCOM, LTD, a Georgia corporation

                    By:             /S/ Eugene N. Martini
                        --------------------------------------------------------
                          __________________________,  Executive Vice President


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